UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2016 (October 24, 2016)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 24, 2016, the Board of Directors (the “Board”) of Arlington Asset Investment Corp. (the “Company”) approved a series of matters designed to enhance the Company’s overall corporate governance.  These matters, as discussed below, include adopting a majority vote standard in uncontested director elections and approving a related director resignation policy, prohibiting hedging in the Company’s equity securities and limiting the ability to pledge such securities, steps to eliminate all outstanding shares of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), and reducing the number of public company directorships that any one director may hold. The Company remains committed to implementing sound corporate governance practices and communications with its shareholders.

Bylaw Amendment for Majority Vote Standard for Directors

Upon the recommendation of the Nominating and Governance Committee of the Board (the “NGC Committee”), the Board approved an amendment (the “Amendment”) to the Company’s amended and restated Bylaws (the “Bylaws”), effective October 24, 2016.  The Amendment changes the Company’s director vote requirement from a “plurality” vote standard to a “majority” vote standard in uncontested elections of directors.  Specifically, the Amendment provides that the affirmative vote of a majority of all the votes cast on the election of a director on a per director basis at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director; provided, however, that in a contested director election (i.e., the number of nominees exceeds the number of directors to be elected at such meeting), the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting.

The preceding summary is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Director Resignation Policy

In connection with the change to a majority vote standard, the Board also amended the Company’s Corporate Governance Guidelines to provide that if any incumbent director fails to receive the required majority vote, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board. The NGC Committee will promptly consider the offer to resign and recommend to the Board whether to accept such offer. The Board must act on this recommendation within 90 days following certification of the shareholder vote. The Board will promptly and publicly disclose its decision regarding any tendered resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.

Item 8.01. Other Events

In addition to the Amendment discussed above, the Board approved the following additional corporate governance enhancements.

Eliminating Outstanding Class B Common Stock

Upon the recommendation of the Audit Committee of the Board and the NGC Committee, the Board approved the Company’s entry into an exchange agreement (collectively, the “Exchange Agreements”) with each of Eric F. Billings, the Company’s Executive Chairman of the Board, and J. Rock Tonkel, Jr., the Company’s Chief Executive Officer (together with Mr. Billings, the “Executives”).  Pursuant to the Exchange Agreements, the Executives will each exchange, on a one-for-one basis, all of their Class B Common Stock for shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”). The Company has also initiated steps to convert all of the remaining outstanding shares of Class B Common Stock held by other stockholders.  Holders of shares of Class A Common Stock are entitled to one vote for each share on all matters voted on by shareholders and the holders of shares of Class B Common Stock are entitled to three votes per share on all matters voted on by shareholders.

Hedging and Pledging Policies

The Board, upon the recommendation of the NGC Committee, approved revisions to the Company’s hedging and pledging policies. The hedging policy has been revised to eliminate the ability of any director, officer or other employee of the Company to hedge the Company’s securities.  Additionally, the Board has revised the Company’s pledging policy to limit the number of shares of Class A Common Stock that may be pledged, subject to pre-authorization, by any employee, director or officer to one percent (1%) of the number of shares of the Company’s Class A Common Stock then issued and outstanding.

Reduction in Permitted Number of Directorships

The Board, upon the recommendation of the NGC Committee, approved an amendment to the Company’s Corporate Governance Guidelines to reduce the total number of public-company directorships that any one director may hold from six to five.

In connection with the actions described above, the Company will also make various conforming and administrative changes to its Corporate Governance Guidelines and Statement of Business Principles.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.  The following exhibit is being filed herewith:

Exhibit No.	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of the Company, as adopted on October 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: October 26, 2016	By:/s/ Richard E. Konzmann Name:Richard E. Konzmann Title:Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of the Company, as adopted on October 24, 2016.